SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                          FORM 8-KA

                       CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the Securities Exchange
                         Act of 1934

  (Date of Report (Date of Earliest event reported) April
                          2, 1997

                        REALCO, INC.
   (Exact name of registrant as specified in its charter)


 New Mexico                0-27552            85-0316176
(State of other          (Commission       (IRS Employer
jurisdiction of          File Number)    Identification No.)
incorporation)



            1650 University Blvd., N.M. Suite 100
               Albuquerque, New Mexico   87102
          (Address of principal executive offices)


      Registrant's telephone number including area code
                         505-242-4561




Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired

          Mull Realty Company, Inc.

                                                            Page

Independent Auditors' Report                                F-1

Balance Sheets, December 31, 1996 and 1995                  F-2

Statements of Operations and Retained Earnings, Year
ended December 31, 1996 and 1995                            F-3

Statement of Cash Flows, Year ended
December 31, 1996 and 1995                                  F-4


Notes to Financial Statements                     F-5    -  F-7


       (b) Pro-Forma Financial Information. The following unaudited pro forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro-forma information presented is based upon and should be read in conjunction with the respective historical financial statements and related notes thereto of each of the Registrant and Mull Realty Company, Inc. The pro-forma information presented does not purport to represent the actual results which would have occurred if the acquisition of Mull Realty Company, Inc. had been consummated on the dates before the periods indicated, nor is it indicative of the operating results in any future period.

Introduction                                                P-1

Pro-Forma Condensed Consolidated Balance Sheet - Unaudited,
September 30, 1996                                          P-2

Pro-Forma Condensed Consolidated Statements of
Operations - Unaudited , Year  Ended
September 30, 1996                                          P-3

Notes to Pro-Forma Condensed Consolidated Financial
Statements - Unaudited                                      P-4


SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

Realco, Inc.                           /s/James A. Arias
                                      -----------------------
                                      James A. Arias, President





                    FINANCIAL STATEMENTS AND
                      REPORT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS

                    MULL REALTY COMPANY, INC.

                   December 31, 1996 and 1995





Report of Independent Certified Public Accountants


Board of Directors
Mull Realty Company, Inc.

We have audited the accompanying balance sheets of Mull Realty Company, Inc., as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mull Realty Company, Inc., as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



GRANT THORNTON LLP


Oklahoma City, Oklahoma
January 16, 1997



                    MULL REALTY COMPANY, INC.
                         BALANCE SHEETS

                          December 31,

                  ASSETS                         1996         1995
                                                 _______       ______
CURRENT ASSETS
     Cash and cash equivalents (note A3)         $205,912     $289,589
     Accounts receivable (note A4)                 23,895       48,212
     Income taxes receivable (notes A5 and B)      63,509       31,972
     Deferred income taxes (notes A5 and B)        25,866       55,847
     Restricted cash (note A3)                      2,010        1,555
                                                 ________     ________

                    Total current assets          321,192      427,175

PROPERTY AND EQUIPMENT - AT COST (note A6)
     Office equipment and furniture               227,158      221,989
     Leasehold improvements                       144,850      143,851
                                                 ________      _______
                                                  372,008      365,840
          Less accumulated depreciation           327,955      299,013
                                                 ________      _______
                                                   44,053       66,827

OTHER ASSETS
     Deferred income taxes (notes A5 and B)        11,819        4,745
     Deposits                                       5,360        5,319
     Notes receivable                               1,367        1,956
     Other                                            126        4,956
                                                 ________     ________
                                                   18,672       16,976
                                                 ________     ________

                                                 $383,917     $510,978
                                                 ========     ========



     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued liabilities   $  80,793    $173,950
     Escrow funds and deposits held for others
        (note A3)                                   2,670       1,555
                                                _________    ________

          Total current liabilities                83,463     175,505

COMMITMENTS (note C)                                   -          -

STOCKHOLDERS' EQUITY
     Common stock - $1 par value; authorized,
      1,000,000 shares; issued and outstanding,
      5,000 shares                                  5,000      5,000
     Additional paid-in capital                    31,667     31,667
     Retained earnings                            263,787    298,806
                                                 ________   ________
                                                  300,454    335,473
                                                 ________   ________
                                                 $383,917   $510,978
                                                 ========   ========


     The accompanying notes are an integral part of this statement.




                    MULL REALTY COMPANY, INC.
          STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                     Year ended December 31,


                                                    1996       1995
                                                   ______     ______



Brokerage commissions and fees                  $6,225,122  $5,600,963

Cost of brokerage revenues                       4,278,584   3,803,862
                                                 _________   _________
     Gross profit                                1,946,538   1,797,101

Selling, general, and administrative expenses    2,032,701   1,751,827
                                                 _________   _________

     Operating profit (loss)                       (86,163)     45,274

Other income, net                                   14,592      10,725
                                                 _________    ________
     Earnings (loss) before income taxes           (71,571)     55,999

Provision for income taxes (notes A5 and B)
     Current benefit                               (59,459)     (3,852)
     Deferred expense                               22,907      31,045
                                                 _________    ________
                                                   (36,552)     27,193
                                                 _________    ________
     NET EARNINGS (LOSS)                           (35,019)     28,806

Retained earnings at beginning of year             298,806     270,000
                                                 _________    ________

Retained earnings at end of year               $   263,787  $  298,806

                                               ===========  ==========

   The accompanying notes are an integral part of this statement.



                    MULL REALTY COMPANY, INC.
                    STATEMENTS OF CASH FLOWS

                     Year ended December 31,


                                                            1996        1995
                                                          _______     _______
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
  Net earnings (loss)                                  $  (35,019)    $ 28,806
  Adjustments to reconcile net earnings (loss) to net
     cash used in operating activities
          Depreciation and amortization                    33,773       39,340
          Loss on sale of property and equipment              -            875
          Changes in operating assets and liabilities
             (Increase) decrease in restricted cash          (455)       3,389
             (Increase) decrease in accounts receivable    24,317      (37,241)
             (Increase) decrease in income taxes
               receivable                                 (31,537)      26,326
             (Increase) decrease in deposits                (  41)       1,115
               Decrease in deferred tax assets             22,907       31,046
               Decrease in other assets                       -          1,349
               Decrease in accounts payable and accrued
                liabilities                               (93,158)    (320,680)
               Increase (decrease) in escrow funds and
                deposits held for others                    1,115       (3,389)
                                                         _________    _________
               Net cash used in operating activities      (78,098)    (229,064)

Cash flows from investing activities
     Proceeds from sale of property and equipment             -            878
     Purchases of property and equipment                   (6,168)     (43,738)
     Receipts on notes receivable                             589          450
                                                         ________     ________
                 Net cash used in investing activities     (5,579)     (42,410)
                                                         ________     ________
               NET DECREASE IN CASH AND
                 CASH EQUIVALENTS                         (83,677)    (271,474)

Cash and cash equivalents at beginning of year            289,589      561,063
                                                          _______      _______

Cash and cash equivalents at end of year                 $205,912      289,589
                                                          =======      =======

Cash received during the year for income taxes           $ 28,000     $ 30,000
                                                          =======      =======


  The accmpanying notes are an integral part of this statement.



                    MULL REALTY COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS

                   December 31, 1996 and 1995


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

  Mull Realty Company, Inc. (the "Company") was organized February 3, 1981 and does business as The Prudential Mull-Smith Realtors. The Company engages in residential and
  commercial  real  estate  brokerage  sales  in  the       greater
  Phoenix, Arizona area through a franchise from Prudential Real Estate Affiliates, Inc.

  A   summary  of the  significant accounting policies consistently
  applied  in  the   preparation   of  the  accompanying  financial
  statements follows.

  1.   Basis of Presentation
       _____________________

  The    Company   maintains  its books on   the income tax (cash)
  basis but prepares  its  financial   statements   in  accordance
  with  generally  accepted  accounting principles.

  2.   Revenue Recognition
       ___________________

  Brokerage   commissions   and   fees  earned   from real  estate
  brokerage services are recognized at the time of closing the underlying real estate contracts.

  3.   Cash and Cash Equivalents
       _________________________

  The   Company   considers  money   market accounts  to  be  cash
  equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts which may exceed federally insured limits.

  In the ordinary course of operations, the Company collects and holds in escrow funds associated with real estate contract deposits. These balances are reflected as restricted cash with a corresponding liability.

  4.   Accounts Receivable
       ___________________

  The  Company provides allowances on   specific accounts when the
  Company  believes that collection of the account  is   doubtful.
  No allowance was required at December 31,  1996  or 1995.

  5.   Deferred Income Taxes
       _____________________

  The Company provides for deferred income taxes under the liability method by applying presently enacted tax rates to temporary differences between the financial statement carrying amounts and the tax bases of such assets and liabilities.

  6.   Property and Equipment
       ______________________

  Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives of five to seven years using straight-line and accelerated methods. Leasehold improvements are depreciated over the lease term or the useful life, if shorter.

  7.   Use of Estimates
       ________________
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes; accordingly, actual results could differ from those estimates.




NOTE B - INCOME TAXES

     Components of net deferred income taxes are as follows at December 31:

                                                   1996            1995
                                                 _______          ______

      Assets
        Accrued expenses                       $  34,741       $  74,799
        Charitable contributions carryover         3,265           1,803
        Property and equipment                     8,554           2,942
                                               _________       _________
                                               $  46,560       $  79,544
                                               =========       =========
     Liabilities
          Accrued revenues                     $   8,875       $  18,952
                                               =========       =========

   The tax provision for 1996 and 1995 is greater than expected because of state income taxes and the phaseout of graduated rates.

   No valuation allowance for deferred tax assets was necessary at

   December 31, 1996, 1995, or 1994.


NOTE C - COMMITMENTS

   The Company leases office facilities, a vehicle, and certain equipment pursuant to leases accounted for as operating leases, which expire at various dates through August 2000. Rental expense for the years ended December 31, 1996 and 1995 was $215,162 and $217,089, respectively.

   Future minimum rental payments under noncancelable operating leases are as follows at December 31, 1996:

      Year ending December 31

             1997                               $169,880
             1998                                 66,708
             1999                                 54,912
             2000                                 36,608
                                                _________
                                                $328,108
                                                ========

NOTE D - SUBSEQUENT EVENT

      Subsequent to December 31, 1996, a letter of intent was signed to sell all of the common stock of the Company to Realco, Inc. ("Realco"). Realco is primarily engaged in the real estate industry as a residential and commercial construction contractor and real estate broker in the Albuquerque, New Mexico area.



                Unaudited Pro-Forma Consolidated
      Financial Information  Realco, Inc. and  Subsidiaries
                               and
                    Mull Realty Company, Inc.

The following unaudited pro-forma consolidated balance sheet as of September 30, 1996 and the pro-forma statements of operations for the year ended September 30, 1996, give effect to the acquisition of all of the outstanding capital stock of Mull Realty Company, Inc. ("Mull") by Realco, Inc. ("Realco").

The acquisition of Mull has been accounted for  as   a   purchase
under generally accepted accounting principles. Cost in excess of the net assets acquired was approximately $892,097.

The pro-forma consolidated financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The pro-forma calculations presented are for comparative purposes only. The pro-forma statements are based upon the financial statements of the Realco and Mull and should be read in conjunction with those financial statements and related notes.

The pro-forma condensed  consolidated  statements  of  operations
for the year ended September 30, 1996,   include  the   condensed
statement of operations of Mull for the year ended December 31, 1996.



[TITLE]                     REALCO, INC. AND SUBSIDIARIES
                             AND MULL REALTY COMPANY, INC.
                   PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  SEPTEMBER 30, 1996

                                    HISTORICAL               PRO-FORMA

                               REALCO       MULL     ADJUSTMENTS    COMBINED
                                                                  (Unaudited)

 ASSETS
  ASSETS:
   Cash and cash equivalents $ 4,967,439  $ 205,912 (359,144) (1) $ 4,814,207
   Inventories                10,321,533          -                10,321,533
   Property & equipment, net     795,816     44,053                   839,869
   Other assets                6,523,132    133,952  892,097  (1)   7,549,181
                               ----------   --------              -----------
                            $ 22,607,920  $ 383,917               $23,524,790
                               ----------   --------              -----------

LIABILITIES & STOCKHOLDERS' EQUITY
 LIABILITIES:
  Accounts payable & accrued
     liabilities             $ 1,784,917  $  80,793               $ 1,865,710
  Construction advances &
    notes payable              3,389,012          -                 3,389,012
  9.5% subordinated notes      5,627,240                            5,627,240
  Other liabilities              674,094      2,670 (532,953) (1)   1,209,717
                             ------------   --------                ---------
                               11,475,263     83,463               12,091,679
STOCKHOLDERS' EQUITY           11,132,657    300,454               11,433,111
                             ------------   --------               ----------
                             $ 22,607,920  $ 383,917              $23,524,790
                             ------------   --------               ----------

   See accompanying footnotes to unaudited pro-forma financial statements.



[TITLE]                  REALCO, INC. AND SUBSIDIARIES
                          AND MULL REALTY COMPANY INC.
           PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                    HISTORICAL                 PRO-FORMA
                               REALCO         MULL       ADJUSTMENTS COMBINED
                                                              (Unaudited)

REVENUES                     $ 24,256,642  $ 6,239,714              $30,496,356
COSTS AND EXPENSES             24,100,500    6,311,285  59,473 (2)   30,471,258
                               ----------    ---------               ----------
EARNINGS (LOSS) BEFORE            156,142     (71,571)                  25,098
   INCOME TAX EXPENSE
INCOME TAX EXPENSE (BENEFIT)       24,000     (36,552)                 (12,552)
                               ----------    ---------               ---------
 NET EARNINGS  (LOSS)             132,142     (35,019)                  37,650
PREFERRED STOCK DIVIDEND
     REQUIREMENT                  117,846         -                    117,846
                               ----------     --------                 --------
 NET EARNINGS (LOSS) APPLICABLE
     TO COMMON SHARES            $ 14,296   $ (35,019)              $  (80,196)
                               ----------     --------                 --------
EARNINGS (LOSS) PER
     COMMON SHARE                $   0.01                           $    (0.03)
                               ----------                              --------
Weighted average common shares
       outstanding              2,498,005                              2,498,005

See accompanying footnotes to unaudited pro-forma financial statements.



(1) To reflect the purchase of all of the outstanding and issued common shares of Mull Realty Company, Inc. for $359,144 cash plus $532,953 of debt which was $892,097 in excess of Mull shareholder's equity on the date acquired as of December 31,1996.

(2)  To  reflect  amortization  of  goodwill  over  fifteen  (15)  years.